GE ANNOUNCES FOURTH QUARTER 2022 RESULTS
Delivered strong quarter and full year results, led by Aerospace and Power performance
Fourth quarter 2022:
•Total orders $25.4B, +15%; organic orders +18%
•Total revenues (GAAP) $21.8B, +7%; adjusted revenues* $21.0B, +11% organically*
•Profit margin (GAAP) of 10.3%, +2,740 bps; adjusted profit margin* 10.3%, +290 bps organically*
•Continuing EPS (GAAP) of $1.99, +$5.23; adjusted EPS* $1.24, +$0.42
•Cash from Operating Activities (GAAP) $4.6B, +$2.2B; free cash flow* $4.3B, +$0.6B
Full year 2022:
•Total orders $83.0B, +4%; organic orders +7%
•Total revenues (GAAP) $76.6B, +3%; adjusted revenues* $73.6B, +6% organically*
•Profit margin (GAAP) of 1.8%, +680 bps; adjusted profit margin* 7.9%, +160 bps organically*
•Continuing EPS (GAAP) of $0.53, +$3.78; adjusted EPS* $2.62, +$0.91
•Cash from Operating Activities (GAAP) $5.9B, +$5.0B; free cash flow* $4.8B, +$2.1B1
BOSTON — January 24, 2023 — GE (NYSE:GE) announced results today for the fourth quarter ending December 31, 2022. The results include the operations of GE HealthCare Technologies Inc. (“GE HealthCare”), which successfully separated in a spin-off by distributing approximately 80.1 percent of shares to GE shareholders on January 3, 2023.
GE Chairman and CEO and GE Aerospace CEO H. Lawrence Culp, Jr. said, "2022 marked the beginning of a new era for GE. We successfully launched GE HealthCare, delivered strong financial performance, made significant operational progress, and continued our steadfast commitment to our customers. Thanks to the high-quality work of our team, GE ended the year with solid revenue growth and margin expansion, and $4.8 billion of free cash flow. In the fourth quarter, this was led by strong results at GE Aerospace with order and revenue growth above 20 percent, as well as Power with double-digit growth. In addition, we further strengthened our foundation, surpassing $100 billion in debt retired since 2018 and improving our operations by more deeply embedding lean and decentralization across GE."
Culp continued, "Looking ahead, GE is positioned to drive growth, profit, and cash, and our outlook reflects our confidence in our businesses. In GE Aerospace, we are executing on an unprecedented ramp, and our best-in-class technology is powering more efficient and sustainable flight. In GE Vernova, Power is delivering with Gas Power stable, and Renewable Energy is taking action to drive operational improvements as it also begins to benefit from external catalysts like the Inflation Reduction Act. As a result, we expect high-single-digit revenue growth and strong free cash flow generation in 2023 for GE. We are making good progress on our plans to launch these independent, investment-grade, industry-leaders that will unlock greater value for our customers and shareholders."
GE continued to strengthen GE Aerospace and GE Vernova2:
GE Aerospace
•Delivered strong orders, revenue, and operating profit growth in the fourth quarter and full year, driven by continued commercial momentum, strength in services, and improved execution from the team.
•Achieved key business wins, including entering an equipment and long-term support agreement with Cargolux for their GE-powered Boeing freighter fleet and expansion of CFM’s LEAP Maintenance, Repair, and Overhaul services to Air France Industries KLM Engineering and Maintenance as a LEAP engine service provider.
GE Vernova2
•Improved earnings and cash at Power with orders up double digits in the fourth quarter while Renewable Energy organic orders increased high single digits and Grid achieved profitability.
•Drove commercial execution, including Power’s order from the Swiss Federal Office of Energy to provide a reserve power plant through 2026 and an agreement with Shell for LNG decarbonization solutions.

* Non-GAAP Financial Measure
1 Excludes prior period CFOA impact from discontinued factoring programs
2 GE's portfolio of energy businesses

Total Company Results
We present both GAAP and non-GAAP measures to provide investors with additional information. We believe that providing these non-GAAP measures along with GAAP measures allows for increased comparability of our ongoing performance from period to period. Please see pages 9 - 16 for explanations of why we use these non-GAAP measures and the reconciliation to the most comparable GAAP financial measures.

	Three months ended December 31			Twelve months ended December 31
Dollars in millions; per-share amounts in dollars, diluted	2022	2021	Year on Year	2022	2021	Year on Year
GAAP Metrics
Cash from Operating Activities (CFOA)	$4,571	$2,415	89%	$5,864	$888	F
Continuing EPS	1.99	(3.24)	F	0.53	(3.25)	F
Net EPS	1.93	(3.55)	F	(0.05)	(6.16)	F
Total Revenues	21,786	20,303	7%	76,555	74,196	3%
Profit Margin	10.3%	(17.1)%	2,740 bps	1.8%	(5.0)%	680 bps
Non-GAAP Metrics
Free Cash Flow (FCF)-a)	$4,286	$3,708	16%	$4,758	$1,889	F
Adjusted EPS-b)	1.24	0.82	51%	2.62	1.71	53%
Organic Revenues	21,713	19,525	11%	75,440	70,989	6%
Adjusted Profit-c)	2,162	1,575	37%	5,835	4,608	27%
Adjusted Profit Margin-c)	10.3%	8.1%	220 bps	7.9%	6.5%	140 bps
Adjusted Organic Profit Margin	10.6%	7.7%	290 bps	8.0%	6.4%	160 bps
(a- Includes gross additions to PP&E and internal-use software. Excludes Insurance CFOA, CFOA impact from factoring programs discontinued in 2021, CFOA impact from receivables factoring and supply chain finance eliminations, and other items
(b- Excludes Insurance, non-operating benefit costs, gains (losses), restructuring & other charges and other items
(c- Excludes Insurance, interest and other financial charges, non-operating benefit costs, gains (losses), restructuring & other charges and other items, with EFS on a net earnings basis

In addition, GE:
•Repurchased approximately 4.2 million shares for $0.3 billion during the fourth quarter, bringing the total shares repurchased in 2022 to approximately 13.3 million shares for approximately $1.0 billion.
•Completed $6.4 billion debt tender in the quarter, bringing GE's total debt reduction to $11.1 billion after the GE HealthCare spin and over $100.0 billion since 2018.
•Incurred separation costs of $0.4 billion in the quarter, primarily related to business separation and employee costs, costs to establish standalone functions and information technology systems, professional fees, and other costs to transition to three standalone companies.
•Generated $44 million of net income from GE's run-off insurance operations in the year, which includes a $(372) million after-tax charge from the termination of several reinsurance contracts to reduce counterparty risk, as announced in the third quarter.
•Recorded charges in discontinued operations of approximately $0.2 billion in the quarter related to its run-off Polish mortgage portfolio (Bank BPH). This brings GE's total litigation reserves related to this matter to approximately $1.4 billion. The portfolio has a gross balance of $2.0 billion1.

* Non-GAAP Financial Measure
1 Prior to lower of cost or market (LOCOM) adjustment

Outlook
2023 Outlook (excludes GE HealthCare, now a standalone company)

2022 Performance GAAP, excluding GE HealthCare results		2022 Performance Non-GAAP, excluding GE HealthCare results		2023 Outlook Non-GAAP
Revenue growth	+3%	Organic revenue growth*	+6%	High single-digits
Continuing EPS	$(1.11)	Adjusted EPS*	$0.77	$1.60 - $2.00
Cash from Operating Activities	$4.0 billion	Free cash flow*	$3.1 billion	$3.4 - $4.2 billion

GE announced the following business outlooks for full year 2023:

GE Aerospace:
•Organic revenue* to grow mid-to-high teens
•Operating profit of $5.3 billion - $5.7 billion
•Free cash flow* up

GE Vernova1:
•Organic revenue* to grow low-to-mid single digits
•Operating profit of $(0.6) billion - $(0.2) billion
•Free cash flow* flat to slightly improved

GE's full year outlook reflects a higher services concentration in the portfolio, as well as confidence in the strength of GE Aerospace as the worldwide commercial aviation industry continues its post-pandemic recovery. GE also anticipates that Military revenue growth will yield significant profit growth for GE Aerospace in 2023. The outlook for GE Vernova1 reflects profit improvement at both businesses. GE expects flat-to-slight improvement in free cash flow* driven largely by better profitability and planned down payments in Onshore, where timing could shift across quarters, and some offset from Offshore increasing deliveries. Across GE, continued operational improvements are expected to deliver higher earnings and improved working capital management, driving higher cash flow for GE in 2023.

GE will hold an Investor Conference on Thursday, March 9, 2023, with additional details on its 2023 outlook.

* Non-GAAP Financial Measure
1GE's portfolio of energy businesses; for purposes of this 2023 Outlook, GE Vernova refers to the sum of our Renewable Energy and Power segments, without giving effect to eliminations and Corporate adjustments.

Results by Reporting Segment
The following segment discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.

GE Aerospace

	Three months ended December 31			Twelve months ended December 31
(in millions)	2022	2021	Year on Year	2022	2021	Year on Year
Orders	$9,682	$7,705	26%	$31,106	$25,589	22%
Revenues	7,615	6,080	25%	26,050	21,310	22%
Segment Profit/(Loss)	1,434	1,218	18%	4,775	2,882	66%
Segment Profit/(Loss) Margin	18.8%	20.0%	(120) bps	18.3%	13.5%	480 bps
Orders of $9.7 billion increased 26% on a reported and organic basis, driven by Commercial Services and Military equipment growth. Revenues of $7.6 billion were up 25% reported and 26% organically*, driven by continued growth in Commercial Services from higher internal shop visits and strong external spare part sales. Commercial Engines revenue growth was largely due to significantly higher LEAP unit deliveries. Military revenue was also up. Segment margin of 18.8% contracted by (120) basis points reported and (150) basis points organically*, driven by higher commercial engine shipments, continued investment to support the growth of the business, and other cost pressures, partially offset by higher volume and price. Price net of cost inflation was positive in the quarter.

For the year, orders of $31.1 billion were up 22% reported and organically driven by Commercial Services and equipment. Revenues of $26.0 billion increased 22% reported and 23% organically* driven by Commercial Services. Segment margin of 18.3% expanded 480 basis points reported and 440 basis points organically*, with services growth and favorable price more than offsetting the impact from higher LEAP engine deliveries. Free cash flow* of $4.9 billion was driven by earnings and working capital. Overall, GE Aerospace continues to support customers in the ongoing growth across engines and services, as well as the existing fleet in service, while optimizing for a smarter and more efficient future of flight.

Renewable Energy
Part of GE Vernova, GE's portfolio of energy businesses

	Three months ended December 31			Twelve months ended December 31
(in millions)	2022	2021	Year on Year	2022	2021	Year on Year
Orders	$5,029	$4,851	4%	$14,657	$18,163	(19)%
Revenues	3,413	4,192	(19)%	12,977	15,697	(17)%
Segment Profit/(Loss)	(454)	(312)	(46)%	(2,240)	(795)	U
Segment Profit/(Loss) Margin	(13.3)%	(7.4)%	(590) bps	(17.3)%	(5.1)%	(1,220) bps
Orders of $5.0 billion increased 4% reported and 7% organically driven by higher equipment growth at Grid and Onshore Wind in North America, partially offset by lower services orders from a lack of repower upgrades. Revenues of $3.4 billion decreased 19% reported and 13% organically* due to lower volume in Onshore Wind from the U.S. PTC lapse and lower repower upgrades. Segment margin of (13.3)% contracted 590 basis points reported and 260 basis points organically*, from Onshore Wind volume pressure and inflation across businesses. Partially offsetting this contraction was positive performance at Grid and price across businesses.

For the year, orders of $14.7 billion decreased 19% reported and 17% organically, largely due to a difficult prior year comparison in Offshore Wind. Revenues of $13.0 billion decreased 17% reported and 13% organically*. This was largely due to lower volume at Onshore Wind. Segment margin of (17.3)% contracted 1,220 basis points reported and 1,150 basis points organically* driven by lower volume at Onshore Wind, higher warranty and related reserves in 3Q'22, and net inflation pressure across all businesses. Full year free cash flow* of $(2.0) billion declined due to lower earnings. Long-term, Renewable Energy is firmly positioned to lead the energy transition, building on advanced technologies and external growth catalysts, such as the Inflation Reduction Act, while taking action to improve performance.

* Non-GAAP Financial Measure

Power
Part of GE Vernova, GE's portfolio of energy businesses

	Three months ended December 31			Twelve months ended December 31
(in millions)	2022	2021	Year on Year	2022	2021	Year on Year
Orders	$5,442	$4,306	26%	$17,826	$16,412	9%
Revenues	5,030	4,661	8%	16,262	16,903	(4)%
Segment Profit/(Loss)	692	309	F	1,217	726	68%
Segment Profit/(Loss) Margin	13.8%	6.6%	720 bps	7.5%	4.3%	320 bps
Orders of $5.4 billion increased 26% reported and 29% organically, driven by higher aeroderivative units and transactional services growth at Gas Power. Revenues of $5.0 billion increased 8% reported and 12% organically* driven by higher aeroderivative unit shipments. Total services revenues increased 3% reported and 6% organically* due to price and transactional services growth offsetting the lower expected contractual service outage volume in Gas Power. Segment margin of 13.8% expanded 720 basis points reported and 710 basis points organically* driven by higher volume at Gas Power, favorable price exceeding cost inflation, and productivity.

For the year, orders of $17.8 billion increased 9% reported and 13% organically driven by Gas Power equipment growth. Revenues of $16.3 billion decreased 4% reported but increased 2% organically* due to higher services growth. Power equipment revenue was flat organically* as growth at Gas Power was largely offset by Steam's new build coal exit. Segment margin of 7.5% expanded 320 basis points reported and 300 basis points organically* driven by positive price, productivity and savings from prior year restructuring. This was partially offset by unfavorable equipment mix at Gas Power and inflation pressure across the businesses. Free cash flow* of $1.9 billion was driven by earnings and working capital. Overall, Power has improved significantly as demonstrated by continued profit and cash growth.

GE HealthCare

	Three months ended December 31			Twelve months ended December 31
(in millions)	2022	2021	Year on Year	2022	2021	Year on Year
Orders	$5,281	$5,303	—%	$19,862	$19,596	1%
Revenues	4,966	4,625	7%	18,461	17,725	4%
Segment Profit/(Loss)	804	762	6%	2,705	2,966	(9)%
Segment Profit/(Loss) Margin	16.2%	16.5%	(30) bps	14.7%	16.7%	(200) bps
On January 3, 2023, GE completed the separation of its HealthCare business, launching GE HealthCare. GE HealthCare has announced that it will release its financial results on Monday, January 30, 2023.
* Non-GAAP Financial Measure

GENERAL ELECTRIC COMPANY CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)
(In millions; per-share amounts in dollars)	Three months ended December 31			Twelve months ended December 31
	2022	2021	V%	2022	2021	V%
Sales of equipment and services	$21,011	$19,493	8%	$73,602	$71,090	4%
Insurance revenues	775	811		2,954	3,106
Total revenues	21,786	20,303	7%	76,555	74,196	3%

Cost of sales	15,467	14,338		55,535	53,896
Selling, general and administrative expenses	3,543	3,213		12,781	11,716
Separation costs	419	—		973	—
Research and development	789	705		2,813	2,497
Interest and other financial charges	416	426		1,607	1,876
Debt extinguishment costs	465	5,108		465	6,524
Insurance losses, annuity benefits and other costs	759	637		2,734	2,410
Non-operating benefit cost (income)	(136)	408		(532)	1,782
Total costs and expenses	21,721	24,836	(13)%	76,375	80,702	(5)%

Other income (loss)	2,172	1,066		1,231	2,823

Earnings (loss) from continuing operations before income taxes	2,237	(3,467)	F	1,412	(3,683)	F
Benefit (provision) for income taxes	65	(37)		(476)	286
Earnings (loss) from continuing operations	2,302	(3,504)	F	936	(3,396)	F
Earnings (loss) from discontinued operations, net of taxes	(64)	(339)		(644)	(3,195)
Net earnings (loss)	2,238	(3,843)	F	292	(6,591)	F
Less net earnings (loss) attributable to noncontrolling interests	16	1		67	(71)
Net earnings (loss) attributable to the Company	2,222	(3,843)	F	225	(6,520)	F
Preferred stock dividends	(97)	(56)		(289)	(237)
Net earnings (loss) attributable to GE common shareholders	$2,125	$(3,900)	F	$(64)	$(6,757)	99%
Amounts attributable to GE common shareholders:
Earnings (loss) from continuing operations	$2,302	$(3,504)	F	$936	$(3,396)	F
Less net earnings (loss) attributable to noncontrolling interests, continuing operations	16	1		67	(71)
Earnings (loss) from continuing operations attributable to the Company	2,286	(3,504)	F	869	(3,325)	F
Preferred stock dividends	(97)	(56)		(289)	(237)
Earnings (loss) from continuing operations attributable to GE common shareholders	2,190	(3,561)	F	581	(3,562)	F
Earnings (loss) from discontinued operations attributable to GE common shareholders	(64)	(339)		(644)	(3,195)
Net earnings (loss) attributable to GE common shareholders	$2,125	$(3,900)	F	$(64)	$(6,757)	99%

Per-share amounts - earnings (loss) from continuing operations
Diluted earnings (loss) per share	$1.99	$(3.24)	F	$0.53	$(3.25)	F
Basic earnings (loss) per share	$2.01	$(3.24)	F	$0.53	$(3.25)	F
Per-share amounts - net earnings (loss)
Diluted earnings (loss) per share	$1.93	$(3.55)	F	$(0.05)	$(6.16)	99%
Basic earnings (loss) per share	$1.95	$(3.55)	F	$(0.06)	$(6.16)	99%
Total average equivalent shares
Diluted	1,097	1,099	—%	1,101	1,098	—%
Basic	1,091	1,099	(1)%	1,096	1,098	—%

Amounts may not add due to rounding
* Non-GAAP Financial Measure

GENERAL ELECTRIC COMPANY
SUMMARY OF REPORTABLE SEGMENTS (UNAUDITED)	Three months ended December 31			Twelve months ended December 31
(In millions)	2022	2021	V%	2022	2021	V%
Aerospace	$7,615	$6,080	25%	$26,050	$21,310	22%
Renewable Energy	3,413	4,192	(19)%	12,977	15,697	(17)%
Power	5,030	4,661	8%	16,262	16,903	(4)%
HealthCare	4,966	4,625	7%	18,461	17,725	4%
Total segment revenues(a)	21,024	19,558	7%	73,749	71,635	3%
Corporate	762	745	2%	2,806	2,561	10%
Total revenues	$21,786	$20,303	7%	$76,555	$74,196	3%

Aerospace	$1,434	$1,218	18%	$4,775	$2,882	66%
Renewable Energy	(454)	(312)	(46)%	(2,240)	(795)	U
Power	692	309	F	1,217	726	68%
HealthCare	804	762	6%	2,705	2,966	(9)%
Total segment profit (loss)(a)	2,476	1,979	25%	6,456	5,778	12%
Corporate(b)	533	531	—%	(3,413)	892	U
Interest and other financial charges	(407)	(410)	1%	(1,552)	(1,813)	14%
Debt extinguishment costs	(465)	(5,108)	91%	(465)	(6,524)	93%
Non-operating benefit income (cost)	136	(408)	F	532	(1,782)	F
Benefit (provision) for income taxes	12	(88)	F	(689)	124	U
Preferred stock dividends	(97)	(56)	(73)%	(289)	(237)	(22)%
Earnings (loss) from continuing operations attributable to GE common shareholders	2,190	(3,561)	F	581	(3,562)	F
Earnings (loss) from discontinued operations attributable to GE common shareholders	(64)	(339)	81%	(644)	(3,195)	80%
Net earnings (loss) attributable to GE common shareholders	$2,125	$(3,900)	F	$(64)	$(6,757)	99%
(a)Segment revenues include sales of equipment and services related to the segment. Segment profit excludes results reported as discontinued operations, significant, higher-cost restructuring programs and other charges, the portion of earnings or loss attributable to noncontrolling interests of consolidated subsidiaries, and as such only includes the portion of earnings or loss attributable to our share of the consolidated earnings or loss of consolidated subsidiaries. Interest and other financial charges, income taxes and non-operating benefit costs are excluded in determining segment profit. Other income (loss) is included in segment profit. Interest and other financial charges and income taxes for EFS are included within Corporate costs. Certain corporate costs, including those related to shared services, employee benefits, and information technology, are allocated to our segments based on usage or their relative net cost of operations.
(b)Includes interest and other financial charges of $9 million, and $16 million, and $54 million and $63 million and benefit for income taxes of $53 million, and $51 million, and $213 million and $162 million related to Energy Financial Services (EFS) within Corporate for the three and twelve months ended December 31, 2022 and 2021, respectively.

Amounts may not add due to rounding
* Non-GAAP Financial Measure

GENERAL ELECTRIC COMPANY STATEMENT OF FINANCIAL POSITION (UNAUDITED)
(In millions)	December 31, 2022	December 31, 2021
Cash, cash equivalents and restricted cash(a)(b)	$17,262	$15,770
Investment securities	7,609	12,297
Current receivables	17,976	15,620
Inventories, including deferred inventory costs	17,403	15,847
Current contract assets	3,088	4,881
All other current assets	1,521	1,933
Assets of businesses held for sale	1,374	—
Current assets	66,234	66,348

Investment securities	36,048	42,209
Property, plant and equipment – net	14,478	15,609
Goodwill	25,798	26,182
Other intangible assets – net	7,625	9,330
Contract and other deferred assets	6,010	6,124
All other assets	16,998	19,040
Deferred income taxes	11,705	10,855
Assets of discontinued operations	2,892	3,177
Total assets	$187,788	$198,874

Short-term borrowings	$3,757	$4,361
Accounts payable and equipment project payables	18,644	16,243
Progress collections and deferred income	18,118	17,372
All other current liabilities	14,485	13,977
Liabilities of businesses held for sale	1,944	—
Current liabilities	56,947	51,953

Deferred income	2,006	1,989
Long-term borrowings	28,593	30,824
Insurance liabilities and annuity benefits	33,347	37,166
Non-current compensation and benefits	16,021	21,202
All other liabilities	12,154	13,240
Liabilities of discontinued operations	1,137	887
GE shareholders’ equity	36,366	40,310
Noncontrolling interests	1,216	1,302
Total liabilities and equity	$187,788	$198,874
(a)Excluded $0.6 billion and $0.4 billion at December 31, 2022 and December 31, 2021, respectively, in our run-off Insurance business, which is subject to regulatory restrictions. This balance is included in All other assets.
(b)Cash, cash equivalents and restricted cash included $2.4 billion and $2.0 billion of cash held in countries with currency control restrictions and $0.7 billion and $0.3 billion of restricted use cash at December 31, 2022 and December 31, 2021, respectively.

Amounts may not add due to rounding
* Non-GAAP Financial Measure

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We believe that presenting non-GAAP financial measures provides management and investors useful measures to evaluate performance and trends of the total company and its businesses. This includes adjustments in recent periods to GAAP financial measures to increase period-to-period comparability following actions to strengthen our overall financial position and how we manage our business.

In addition, management recognizes that certain non-GAAP terms may be interpreted differently by other companies under different circumstances. In various sections of this report we have made reference to the following non-GAAP financial measures in describing our (1) revenues, specifically organic revenues by segment; organic revenues; and Power services organic revenues, (2) profit, specifically organic profit and profit margin by segment; Adjusted profit and profit margin; Adjusted organic profit and profit margin; Adjusted earnings (loss) and Adjusted earnings (loss) per share (EPS), (3) cash flows, specifically free cash flows (FCF) and FCF excluding discontinued factoring, (4) 2022 performance excluding GE HealthCare, specifically organic revenues; Adjusted earnings (loss) and Adjusted EPS; and FCF and (5) outlook, specifically 2023 Adjusted EPS and 2023 FCF.

The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Certain columns, rows or percentages within these reconciliations may not add or recalculate due to the use of rounded numbers. Totals and percentages presented are calculated from the underlying numbers in millions.

ORGANIC REVENUES, PROFIT (LOSS) AND PROFIT MARGIN BY SEGMENT (NON-GAAP)
(In millions)	Revenues			Segment profit (loss)			Profit margin
Three months ended December 31	2022	2021	V%	2022	2021	V%	2022	2021	V bps
Aerospace (GAAP)	$7,615	$6,080	25%	$1,434	$1,218	18%	18.8%	20.0%	(120)bps
Less: acquisitions	—	—		—	—
Less: business dispositions	—	—		—	—
Less: foreign currency effect	(29)	(1)		12	(2)
Aerospace organic (Non-GAAP)	$7,645	$6,082	26%	$1,421	$1,221	16%	18.6%	20.1%	(150)bps

Renewable Energy (GAAP)	$3,413	$4,192	(19)%	$(454)	$(312)	(46)%	(13.3)%	(7.4)%	(590)bps
Less: acquisitions	—	(12)		—	(4)
Less: business dispositions	—	—		—	—
Less: foreign currency effect	(260)	2		(18)	81
Renewable Energy organic (Non-GAAP)	$3,673	$4,202	(13)%	$(435)	$(388)	(12)%	(11.8)%	(9.2)%	(260)bps

Power (GAAP)	$5,030	$4,661	8%	$692	$309	F	13.8%	6.6%	720bps
Less: acquisitions	—	—		—	—
Less: business dispositions	—	26		—	(2)
Less: foreign currency effect	(182)	(1)		(54)	(24)
Power organic (Non-GAAP)	$5,212	$4,636	12%	$746	$336	F	14.3%	7.2%	710bps

HealthCare (GAAP)	$4,966	$4,625	7%	$804	$762	6%	16.2%	16.5%	(30)bps
Less: acquisitions	63	—		2	(11)
Less: business dispositions	—	—		—	—
Less: foreign currency effect	(288)	—		(79)	3
HealthCare organic (Non-GAAP)	$5,191	$4,625	12%	$881	$770	14%	17.0%	16.6%	40bps

* Non-GAAP Financial Measure

ORGANIC REVENUES, PROFIT (LOSS) AND PROFIT MARGIN BY SEGMENT (NON-GAAP)
(In millions)	Revenue			Segment profit (loss)			Profit margin
Twelve months ended December 31	2022	2021	V%	2022	2021	V%	2022	2021	V bps
Aerospace (GAAP)	$26,050	$21,310	22%	$4,775	$2,882	66%	18.3%	13.5%	480bps
Less: acquisitions	—	—		—	—
Less: business dispositions	—	—		—	—
Less: foreign currency effect	(80)	—		101	3
Aerospace organic (Non-GAAP)	$26,129	$21,311	23%	$4,674	$2,879	62%	17.9%	13.5%	440bps

Renewable Energy (GAAP)	$12,977	$15,697	(17)%	$(2,240)	$(795)	U	(17.3)%	(5.1)%	(1,220)bps
Less: acquisitions	—	(55)		—	(17)
Less: business dispositions	—	—		—	—
Less: foreign currency effect	(702)	2		55	52
Renewable Energy organic (Non-GAAP)	$13,678	$15,749	(13)%	$(2,295)	$(831)	U	(16.8)%	(5.3)%	(1,150)bps

Power (GAAP)	$16,262	$16,903	(4)%	$1,217	$726	68%	7.5%	4.3%	320bps
Less: acquisitions	—	—		—	—
Less: business dispositions	—	502		—	(2)
Less: foreign currency effect	(503)	(5)		(78)	(40)
Power organic (Non-GAAP)	$16,765	$16,405	2%	$1,295	$768	69%	7.7%	4.7%	300bps

HealthCare (GAAP)	$18,461	$17,725	4%	$2,705	$2,966	(9)%	14.7%	16.7%	(200)bps
Less: acquisitions	238	—		(54)	(16)
Less: business dispositions	—	—		—	—
Less: foreign currency effect	(772)	—		(169)	(14)
HealthCare organic (Non-GAAP)	$18,994	$17,725	7%	$2,928	$2,995	(2)%	15.4%	16.9%	(150)bps

We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

ORGANIC REVENUES (NON-GAAP)	Three months ended December 31			Twelve months ended December 31
(In millions)	2022	2021	V%	2022	2021	V%
Total revenues (GAAP)	$21,786	$20,303	7%	$76,555	$74,196	3%
Less: Insurance revenues	775	811		2,954	3,106
Adjusted revenues (Non-GAAP)	$21,011	$19,492	8%	$73,602	$71,090	4%
Less: acquisitions	64	(12)		241	(55)
Less: business dispositions	—	(21)		—	158
Less: foreign currency effect	(765)	—		(2,079)	(3)
Organic revenues (Non-GAAP)	$21,713	$19,525	11%	$75,440	$70,989	6%

We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of revenues from our run-off Insurance business, acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

POWER SERVICES ORGANIC REVENUES (NON-GAAP)	Three months ended December 31
(In millions)	2022	2021	V%
Power services revenues (GAAP)	$3,409	$3,307	3%
Less: acquisitions	—	—
Less: business dispositions	—	26
Less: foreign currency effect	(79)	—
Power services organic revenues (Non-GAAP)	$3,487	$3,281	6%

We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

* Non-GAAP Financial Measure

ADJUSTED PROFIT AND PROFIT MARGIN (NON-GAAP)	Three months ended December 31			Twelve months ended December 31
(In millions)	2022	2021	V%	2022	2021	V%
Total revenues (GAAP)	$21,786	$20,303	7%	$76,555	$74,196	3%
Less: Insurance revenues	775	811		2,954	3,106
Adjusted revenues (Non-GAAP)	$21,011	$19,492	8%	$73,602	$71,090	4%

Total costs and expenses (GAAP)	$21,721	$24,836	(13)%	$76,375	$80,702	(5)%
Less: Insurance cost and expenses	802	671		2,894	2,540
Less: interest and other financial charges	407	410		1,552	1,813
Less: non-operating benefit cost (income)	(136)	408		(532)	1,782
Less: restructuring & other	693	54		949	455
Less: debt extinguishment costs	465	5,108		465	6,524
Less: separation costs	419	—		973	—
Less: Steam asset sale impairment	(1)	—		824	—
Less: Russia and Ukraine charges	—	—		263	—
Add: noncontrolling interests	16	1		67	(71)
Add: EFS benefit from taxes	(53)	(51)		(213)	(162)
Adjusted costs (Non-GAAP)	$19,035	$18,135	5%	$68,840	$67,354	2%

Other income (loss) (GAAP)	$2,172	$1,066	F	$1,231	$2,823	(56)%
Less: gains (losses) on equity securities	1,935	665		76	1,921
Less: restructuring & other	28	68		31	75
Less: gains (losses) on purchases and sales of business interests	24	115		51	(44)
Adjusted other income (loss) (Non-GAAP)	$186	$218	(15)%	$1,074	$871	23%

Profit (loss) (GAAP)	$2,237	$(3,467)	F	$1,412	$(3,683)	F
Profit (loss) margin (GAAP)	10.3%	(17.1)%	2,740bps	1.8%	(5.0)%	680bps

Adjusted profit (loss) (Non-GAAP)	$2,162	$1,575	37%	$5,835	$4,608	27%
Adjusted profit (loss) margin (Non-GAAP)	10.3%	8.1%	220bps	7.9%	6.5%	140bps

We believe that adjusting profit to exclude the effects of items that are not closely associated with ongoing operations provides management and investors with a meaningful measure that increases the period-to-period comparability. Gains (losses) and restructuring and other items are impacted by the timing and magnitude of gains associated with dispositions, and the timing and magnitude of costs associated with restructuring and other activities.

ADJUSTED ORGANIC PROFIT (NON-GAAP)	Three months ended December 31				Twelve months ended December 31
(In millions)	2022	2021	V%		2022	2021	V%
Adjusted profit (loss) (Non-GAAP)	$2,162	$1,575	37%		$5,835	$4,608	27%
Less: acquisitions	2	(15)			(72)	(32)
Less: business dispositions	—	1			—	14
Less: foreign currency effect	(139)	90			(104)	70
Adjusted organic profit (loss) (Non-GAAP)	$2,299	$1,498	53%		$6,011	$4,556	32%

Adjusted profit (loss) margin (Non-GAAP)	10.3%	8.1%	220	bps	7.9%	6.5%	140bps
Adjusted organic profit (loss) margin (Non-GAAP)	10.6%	7.7%	290	bps	8.0%	6.4%	160bps

We believe Adjusted organic profit* provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

* Non-GAAP Financial Measure

ADJUSTED EARNINGS (LOSS) (NON-GAAP)	Three months ended December 31			Twelve months ended December 31
(In millions)	2022	2021	V%	2022	2021	V%
Earnings (loss) from continuing operations (GAAP)	$2,178	$(3,561)	F	$584	$(3,571)	F
Insurance earnings (loss) (pre-tax)	(26)	140		65	570
Tax effect on Insurance earnings (loss)	3	(30)		(21)	(126)
Less: Insurance earnings (loss) (net of tax)	(24)	110		44	444
Earnings (loss) excluding Insurance (Non-GAAP)	$2,202	$(3,670)	F	$540	$(4,015)	F
Non-operating benefit (cost) income (pre-tax) (GAAP)	136	(408)		532	(1,782)
Tax effect on non-operating benefit (cost) income	(29)	86		(112)	374
Less: Non-operating benefit (cost) income (net of tax)	107	(323)		420	(1,408)
Gains (losses) on purchases and sales of business interests (pre-tax)	24	115		51	(44)
Tax effect on gains (losses) on purchases and sales of business interests	(1)	(24)		67	6
Less: Gains (losses) on purchases and sales of business interests (net of tax)	23	91		118	(37)
Gains (losses) on equity securities (pre-tax)	1,935	665		76	1,921
Tax effect on gains (losses) on equity securities(a)(b)	(3)	(27)		(17)	128
Less: Gains (losses) on equity securities (net of tax)	1,933	638		58	2,049
Restructuring & other (pre-tax)	(665)	14		(918)	(380)
Tax effect on restructuring & other	145	(1)		199	35
Less: Restructuring & other (net of tax)	(520)	14		(719)	(346)
Debt extinguishment costs (pre-tax)	(465)	(5,108)		(465)	(6,524)
Tax effect on debt extinguishment costs	68	133		68	430
Less: Debt extinguishment costs (net of tax)	(397)	(4,975)		(397)	(6,094)
Separation costs (pre-tax)	(419)	—		(973)	—
Tax effect on separation costs	18	—		77	—
Less: Separation costs (net of tax)	(401)	—		(896)	—
Steam asset sale impairment (pre-tax)	1	—		(824)	—
Tax effect on Steam asset sale impairment	—	—		84	—
Less: Steam asset sale impairment (net of tax)	—	—		(740)	—
Russia and Ukraine charges (pre-tax)	—	—		(263)	—
Tax effect on Russia and Ukraine charges	—	—		15	—
Less: Russia and Ukraine charges (net of tax)	—	—		(248)	—
Less: Accretion of redeemable noncontrolling interest (pre-tax and net of tax)	—	—		—	(9)
Less: Accretion of preferred share repurchase (pre-tax and net of tax)	—	—		3	—
Less: U.S. and foreign tax law change enactment	95	—		58	8
Less: Tax loss related to GECAS transaction	—	(11)		—	(54)
Adjusted earnings (loss) (Non-GAAP)	$1,360	$896	52%	$2,881	$1,876	54%

(a) Includes tax benefits available to offset the tax on gains (losses) on equity securities.
(b) Includes related tax valuation allowances.

* Non-GAAP Financial Measure

ADJUSTED EARNINGS (LOSS) PER SHARE (EPS) (NON-GAAP)	Three months ended December 31			Twelve months ended December 31
(In dollars)	2022	2021	V%	2022	2021	V%
Earnings (loss) per share from continuing operations (GAAP)	$1.99	$(3.24)	F	$0.53	$(3.25)	F
Insurance earnings (loss) (pre-tax)	(0.02)	0.13		0.06	0.52
Tax effect on Insurance earnings (loss)	—	(0.03)		(0.02)	(0.11)
Less: Insurance earnings (loss) (net of tax)	(0.02)	0.10		0.04	0.40
Earnings (loss) per share excluding Insurance (Non-GAAP)	$2.01	$(3.34)	F	$0.49	$(3.66)	F
Non-operating benefit (cost) income (pre-tax) (GAAP)	0.12	(0.37)		0.48	(1.62)
Tax effect on non-operating benefit (cost) income	(0.03)	0.08		(0.10)	0.34
Less: Non-operating benefit (cost) income (net of tax)	0.10	(0.29)		0.38	(1.28)
Gains (losses) on purchases and sales of business interests (pre-tax)	0.02	0.10		0.05	(0.04)
Tax effect on gains (losses) on purchases and sales of business interests	—	(0.02)		0.06	0.01
Less: Gains (losses) on purchases and sales of business interests (net of tax)	0.02	0.08		0.11	(0.03)
Gains (losses) on equity securities (pre-tax)	1.76	0.61		0.07	1.75
Tax effect on gains (losses) on equity securities(a)(b)	—	(0.02)		(0.02)	0.12
Less: Gains (losses) on equity securities (net of tax)	1.76	0.58		0.05	1.87
Restructuring & other (pre-tax)	(0.61)	0.01		(0.83)	(0.35)
Tax effect on restructuring & other	0.13	—		0.18	0.03
Less: Restructuring & other (net of tax)	(0.47)	0.01		(0.65)	(0.31)
Debt extinguishment costs (pre-tax)	(0.42)	(4.65)		(0.42)	(5.94)
Tax effect on debt extinguishment costs	0.06	0.12		0.06	0.39
Less: Debt extinguishment costs (net of tax)	(0.36)	(4.53)		(0.36)	(5.55)
Separation costs (pre-tax)	(0.38)	—		(0.88)	—
Tax effect on separation costs	0.02	—		0.07	—
Less: Separation costs (net of tax)	(0.37)	—		(0.81)	—
Steam asset sale impairment (pre-tax)	—	—		(0.75)	—
Tax effect on Steam asset sale impairment	—	—		0.08	—
Less: Steam asset sale impairment (net of tax)	—	—		(0.67)	—
Russia and Ukraine charges (pre-tax)	—	—		(0.24)	—
Tax effect on Russia and Ukraine charges	—	—		0.01	—
Less: Russia and Ukraine charges (net of tax)	—	—		(0.23)	—
Less: Accretion of redeemable noncontrolling interest (pre-tax and net of tax)	—	—		—	(0.01)
Less: Accretion of preferred share repurchase (pre-tax and net of tax)	—	—		—	—
Less: U.S. and foreign tax law change enactment	0.09	—		0.05	0.01
Less: Tax loss related to GECAS transaction	—	(0.01)		—	(0.05)
Adjusted earnings (loss) per share (Non-GAAP)	$1.24	$0.82	51%	$2.62	$1.71	53%

(a) Includes tax benefits available to offset the tax on gains (losses) on equity securities.
(b) Includes related tax valuation allowances.

Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.
The service cost for our pension and other benefit plans are included in Adjusted earnings*, which represents the ongoing cost of providing pension benefits to our employees. The components of non-operating benefit costs are mainly driven by capital allocation decisions and market performance. We believe the retained costs in Adjusted earnings* and Adjusted EPS* provides management and investors a useful measure to evaluate the performance of the total company and increases period-to-period comparability. We also use Adjusted EPS* as a performance metric at the company level for our annual executive incentive plan for 2022.

* Non-GAAP Financial Measure

FREE CASH FLOWS (FCF) (NON-GAAP)	Three months ended December 31			Twelve months ended December 31
(In millions)	2022	2021	V$	2022	2021	V$
CFOA (GAAP)	$4,571	$2,415	$2,156	$5,864	$888	$4,976
Less: Insurance CFOA	88	46		136	86
CFOA excluding Insurance (Non-GAAP)	$4,483	$2,369	$2,114	$5,728	$802	$4,926
Add: gross additions to property, plant and equipment	(414)	(355)		(1,371)	(1,250)
Add: gross additions to internal-use software	(35)	(33)		(113)	(111)
Less: separation cash expenditures	(143)	—		(261)	—
Less: Corporate restructuring cash expenditures	(38)	—		(38)	—
Less: taxes related to business sales	(71)	—		(214)	(6)
Less: CFOA impact from factoring programs discontinued in 2021	—	(2,041)		—	(5,108)
Less: CFOA impact from receivables factoring and supply chain finance eliminations	—	314		—	2,666
Free cash flows (Non-GAAP)	$4,286	$3,708	$578	$4,758	$1,889	$2,869
Less: prior period CFOA impact from factoring programs discontinued in 2021(a)	—	—		—	(739)
Free cash flows excluding discontinued factoring (Non-GAAP)	$4,286	$3,708	$578	$4,758	$2,628	$2,130

(a) Represents the CFOA impact from cash that GE would have otherwise collected had customer receivables not been previously sold in factoring programs that have now been discontinued.
We believe investors may find it useful to compare free cash flows* performance without the effects of CFOA related to our run-off Insurance business, separation cash expenditures, Corporate restructuring cash expenditures (associated with the separation-related program announced in October, 2022), taxes related to business sales and eliminations related to our receivables factoring and supply chain finance programs. We believe this measure will better allow management and investors to evaluate the capacity of our operations to generate free cash flows. The CFOA impact from receivables factoring and supply chain finance eliminations represents activity related to those internal programs previously facilitated for our industrial segments by our Working Capital Solutions business. We completed the exit from all internal factoring and supply chain finance programs in 2021.

CFOA (GAAP) AND FREE CASH FLOWS (FCF) BY SEGMENT (NON-GAAP)
Twelve months ended December 31, 2022	Aerospace	Renewable Energy	Power	HealthCare	Corporate	Total
CFOA (GAAP)	$5,514	$(1,759)	$2,078	$2,435	$(2,404)	$5,864
Less: Insurance CFOA	—			—	136	136
CFOA excl. Insurance (Non-GAAP)	$5,514	$(1,759)	$2,078	$2,435	$(2,540)	$5,728
Add: gross additions to property, plant and equipment	(543)	(275)	(210)	(310)	(34)	(1,371)
Add: gross additions to internal-use software	(81)	(7)	(18)	—	(7)	(113)
Less: Separation cash expenditures	—	—	—	—	(261)	(261)
Less: Corporate restructuring cash expenditures	—	—	—	—	(38)	(38)
Less: taxes related to business sales	—	—	—	—	(214)	(214)
Free cash flows (Non-GAAP)	$4,890	$(2,040)	$1,850	$2,125	$(2,068)	$4,758

ORGANIC REVENUES EXCLUDING GE HEALTHCARE (NON-GAAP)	Twelve months ended December 31
(In millions)	2022	2021	V%
Total revenues excluding GE Healthcare (GAAP)	$58,096	$56,474	3%
Less: Insurance revenues	2,954	3,106
Adjusted revenues excluding GE HealthCare (Non-GAAP)	$55,143	$53,368	3%
Less: acquisitions	2	(55)
Less: business dispositions	—	158
Less: foreign currency effect	(1,307)	(2)
Organic revenues excluding GE HealthCare (Non-GAAP)	$56,448	$53,267	6%

We believe these measures provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of revenues from our run-off Insurance business, acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends. We are also presenting these measures excluding the results of GE HealthCare to provide investors with a relevant comparison for GE's future results following the GE HealthCare spin-off in January 2023.

* Non-GAAP Financial Measure

ADJUSTED EARNINGS AND EPS EXCLUDING GE HEALTHCARE (NON-GAAP)	Twelve months ended December 31
(In millions; per-share amounts in dollars)	2022
	Earnings	EPS
Earnings (loss) from continuing operations excluding GE HealthCare (GAAP)	$(1,211)	$(1.11)
Insurance earnings (loss) (pre-tax)	65	0.06
Tax effect on Insurance earnings (loss)	(21)	(0.02)
Less: Insurance earnings (loss) (net of tax)	44	0.04
Earnings (loss) per share excluding Insurance and GE HealthCare (Non-GAAP)	$(1,255)	$(1.15)
Non-operating benefit (cost) income (pre-tax) (GAAP)	409	0.37
Tax effect on non-operating benefit (cost) income	(86)	(0.08)
Less: Non-operating benefit (cost) income (net of tax)	323	0.30
Gains (losses) on purchases and sales of business interests (pre-tax)	45	0.04
Tax effect on gains (losses) on purchases and sales of business interests	57	0.05
Less: Gains (losses) on purchases and sales of business interests (net of tax)	102	0.09
Gains (losses) on equity securities (pre-tax)	76	0.07
Tax effect on gains (losses) on equity securities(a)(b)	(17)	(0.02)
Less: Gains (losses) on equity securities (net of tax)	58	0.05
Restructuring & other (pre-tax)	(806)	(0.74)
Tax effect on restructuring & other	176	0.16
Less: Restructuring & other (net of tax)	(630)	(0.58)
Debt extinguishment costs (pre-tax)	(465)	(0.42)
Tax effect on debt extinguishment costs	68	0.06
Less: Debt extinguishment costs (net of tax)	(397)	(0.36)
Separation costs (pre-tax)	(715)	(0.65)
Tax effect on separation costs	23	0.02
Less: Separation costs (net of tax)	(692)	(0.63)
Steam asset sale impairment (pre-tax)	(824)	(0.75)
Tax effect on Steam asset sale impairment	84	0.08
Less: Steam asset sale impairment (net of tax)	(740)	(0.68)
Russia and Ukraine charges (pre-tax)	(263)	(0.24)
Tax effect on Russia and Ukraine charges	15	0.01
Less: Russia and Ukraine charges (net of tax)	(248)	(0.23)
Less: Accretion of preferred share repurchase (pre-tax and net of tax)	3	—
Less: U.S. and foreign tax law change enactment	126	0.11
Adjusted earnings (loss) per share excluding GE HealthCare (Non-GAAP)	$839	$0.77

(a) Includes tax benefits available to offset the tax on gains (losses) on equity securities.
(b) Includes related tax valuation allowances.

Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.
The service cost for our pension and other benefit plans are included in Adjusted earnings*, which represents the ongoing cost of providing pension benefits to our employees. The components of non-operating benefit costs are mainly driven by capital allocation decisions and market performance. We believe the retained costs in Adjusted earnings* and Adjusted EPS* provides management and investors a useful measure to evaluate the performance of the total company and increases period-to-period comparability. We also use Adjusted EPS* as a performance metric at the company level for our annual executive incentive plan for 2022. We are also presenting these measures excluding the results of GE HealthCare to provide investors with a relevant comparison for GE's future results following the GE HealthCare spin-off in January 2023.

* Non-GAAP Financial Measure

FREE CASH FLOWS (FCF) EXCLUDING GE HEALTHCARE (NON-GAAP)	Twelve months ended December 31
(In millions)	2022
CFOA excluding GE HealthCare (GAAP)	$4,023
Less: Insurance CFOA	136
CFOA excluding Insurance and GE HealthCare (Non-GAAP)	$3,887
Add: gross additions to property, plant and equipment	(1,061)
Add: gross additions to internal-use software	(113)
Less: separation cash expenditures	(178)
Less: Corporate restructuring cash expenditures	(38)
Less: taxes related to business sales	(129)
Free cash flows excluding GE HealthCare (Non-GAAP)	$3,059

We believe investors may find it useful to compare free cash flows* performance without the effects of CFOA related to our run-off Insurance business, separation cash expenditures, Corporate restructuring cash expenditures (associated with the separation-related program announced in October, 2022), taxes related to business sales and eliminations related to our receivables factoring and supply chain finance programs. We believe this measure will better allow management and investors to evaluate the capacity of our operations to generate free cash flows. The CFOA impact from receivables factoring and supply chain finance eliminations represents activity related to those internal programs previously facilitated for our industrial segments by our Working Capital Solutions business. We completed the exit from all internal factoring and supply chain finance programs in 2021. We are also presenting these measures excluding the results of GE HealthCare to provide investors with a relevant comparison for GE's future results following the GE HealthCare spin-off in January 2023.

2023 OUTLOOK: 2023 ADJUSTED EPS (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for Adjusted EPS* in 2023 without unreasonable effort due to the uncertainty of timing of any gains or losses related to acquisitions & dispositions, the timing and magnitude of the financial impact related to the mark-to-market of our remaining investment in GE HealthCare, AerCap and Baker Hughes, and the timing and magnitude of restructuring expenses. Although we have attempted to estimate the amount of gains and restructuring charges for the purpose of explaining the probable significance of these components, this calculation involves a number of unknown variables, resulting in a GAAP range that we believe is too large and variable to be meaningful.

2023 OUTLOOK: 2023 FCF (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for free cash flows* in 2023 without unreasonable effort due to the uncertainty of timing of taxes related to business sales.

* Non-GAAP Financial Measure

Caution Concerning Forward Looking Statements:

This release and certain of our other public communications and SEC filings may contain statements related to future, not past, events. These forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "preliminary," or "range." Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about planned and potential transactions, including our plan to pursue a spin-off of our portfolio of energy businesses that are planned to be combined as GE Vernova (Renewable Energy, Power, Digital and Energy Financial Services); the impacts of macroeconomic and market conditions and volatility on our business operations, financial results and financial position and on the global supply chain and world economy; our expected financial performance, including cash flows, revenues, organic growth, margins, earnings and earnings per share; impacts related to the COVID-19 pandemic; our de-leveraging plans, including leverage ratios and targets, the timing and nature of actions to reduce indebtedness and our credit ratings and outlooks; our funding and liquidity; our businesses’ cost structures and plans to reduce costs; restructuring, goodwill impairment or other financial charges; or tax rates.

For us, particular areas where risks or uncertainties could cause our actual results to be materially different than those expressed in our forward-looking statements include:
•our success in executing planned and potential transactions, including our plan to pursue a spin-off of GE Vernova, and sales or other dispositions of our equity interests in AerCap Holdings N.V. (AerCap) and GE HealthCare, the timing for such transactions, the ability to satisfy any applicable pre-conditions, and the expected proceeds, consideration and benefits to GE;
•changes in macroeconomic and market conditions and market volatility, including impacts related to the COVID-19 pandemic, risk of recession, inflation, supply chain constraints or disruptions, rising interest rates, the value of securities and other financial assets (including our equity interests in AerCap and GE HealthCare), oil, natural gas and other commodity prices and exchange rates, and the impact of such changes and volatility on our business operations, financial results and financial position;
•global economic trends, competition and geopolitical risks, including impacts from the ongoing conflict between Russia and Ukraine and the related sanctions and other measures, decreases in the rates of investment or economic growth globally or in key markets we serve, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses' global supply chains and strategies;
•the continuing severity, magnitude and duration of the COVID-19 pandemic, including impacts of virus variants and resurgences, and of government, business and individual responses, such as continued or new government-imposed lockdowns and travel restrictions, and in particular any adverse impacts to the aviation industry and its participants;
•our capital allocation plans, including de-leveraging actions to reduce GE's indebtedness, the capital structures of the public companies that we plan to form from our businesses with the planned spin-offs, the timing and amount of dividends, share repurchases, acquisitions, organic investments, and other priorities;
•downgrades of our current short- and long-term credit ratings or ratings outlooks, or changes in rating application or methodology, and the related impact on our funding profile, costs, liquidity and competitive position;
•the amount and timing of our cash flows and earnings, which may be impacted by macroeconomic, customer, supplier, competitive, contractual and other dynamics and conditions;
•capital and liquidity needs associated with our financial services operations, including in connection with our run-off insurance operations and mortgage portfolio in Poland (Bank BPH), the amount and timing of any required capital contributions and any strategic actions that we may pursue;
•market developments or customer actions that may affect demand and the financial performance of major industries and customers we serve, such as demand for air travel and other aviation industry dynamics related to the COVID-19 pandemic; pricing, cost, volume and the timing of investment by customers or industry participants and other factors in renewable energy markets; conditions in key geographic markets; technology developments; and other shifts in the competitive landscape for our products and services;
•operational execution by our businesses, including the success at our Renewable Energy business in improving product quality and fleet availability, executing on cost reduction initiatives and other aspects of operational performance, as well as the performance of GE Aerospace amidst the ongoing market recovery;
•changes in law, regulation or policy that may affect our businesses, such as trade policy and tariffs, regulation and incentives related to climate change (including the impact of the Inflation Reduction Act and other policies), and the effects of tax law changes;

•our decisions about investments in research and development, and new products, services and platforms, and our ability to launch new products in a cost-effective manner;
•our ability to increase margins through implementation of operational improvements, restructuring and other cost reduction measures;
•the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of Alstom, Bank BPH and other investigative and legal proceedings;
•the impact of actual or potential quality issues or failures of our products or third-party products with which our products are integrated, and related costs and reputational effects;
•the impact of potential information technology, cybersecurity or data security breaches at GE or third parties; and
•the other factors that are described in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as such descriptions may be updated or amended in any future reports we file with the SEC.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements. This document includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

GE’s Investor Relations website at www.ge.com/investor and our corporate blog at www.gereports.com, as well as GE’s Facebook page and Twitter accounts, contain a significant amount of information about GE, including financial and other information for investors. GE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Additional Financial Information
Additional financial information can be found on the Company’s website at: www.ge.com/investor under Events and Reports.

Conference Call and Webcast
GE will discuss its results during its investor conference call today starting at 8:00 a.m. ET. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the Events and Reports page on GE’s website at: www.ge.com/investor. An archived version of the webcast will be available on the website after the call.

About GE
GE (NYSE:GE) rises to the challenge of building a world that works. For more than 130 years, GE has invented the future of industry, and today the company’s dedicated team, leading technology, and global reach and capabilities help the world work more safely, efficiently, and reliably. GE’s people are diverse and dedicated, operating with the highest level of integrity and focus to fulfill GE’s mission and deliver for its customers. www.ge.com

GE Investor Contact:
Steve Winoker, 617.443.3400
swinoker@ge.com

GE Media Contact:
Whitney Mercer, 857.303.3079
whitney.mercer@ge.com